As filed with the Securities and Exchange Commission on May 19, 1999
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                        CIRCLE INTERNATIONAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                       ----------------------------------


                    Delaware                           94-1740320
         (State or Other Jurisdiction of            (I.R.S. Employer
         Incorporation or Organization)            Identification No.)

               260 Townsend Street
      San Francisco, California 94107-0933             94107-0933
    (Address of Principal Executive Offices)           (Zip Code)


                       ----------------------------------
                        Circle International Group, Inc.
                          Employee Stock Purchase Plan
                            (Full Title of the Plan)
                       ----------------------------------

                                David I. Beatson
                             Chief Executive Officer
                        Circle International Group, Inc.
                               260 Townsend Street
                                San Francisco, CA
                                   94107-0933
                    (Name and Address of Agent For Service)


                                (415) 978-0600
        (Telephone Number, Including Area Code, of Agent For Service)

                                  Copies to:

                            Robert H. Kennis, Esq.
                         General Counsel & Secretary
                       Circle International Group, Inc.
                             260 Townsend Street
                         San Francisco, CA 94107-0933
                                (415) 978-0600

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
         Title of           Amount       Proposed     Proposed      Amount of
     Securities to be        To Be       Maximum      Maximum     Registration
        Registered        Registered     Offering     Aggregate        Fee
        Registered                       Price Per    Offering
                                         Share (1)    Price (1)
================================================================================
     Common Stock, (2)
    par value $1.00 per    250,000      $21.53       $5,382,500     $1,496.34
         per share          shares
--------------------------------------------------------------------------------
(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $21.53 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on May 18, 1999.


(2) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
================================================================================

                                     PART I

Item 1. Plan Information *

Item 2. Registrant Information and Employee Plan Annual Information *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

Item 3. Incorporation of Certain Documents by Reference

     The following documents filed by Circle International Group, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference to this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K (File No 0-8664) for the fiscal year ended December 31, 1998.

     (b) The description of the Registrant's common stock and preferred stock purchase rights contained in the registration statements filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on Form 8-A, including any subsequent amendments or reports filed for the purpose of updating that information.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Inapplicable.

Item 5. Interests of Named Experts and Counsel

     Inapplicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     The Registrant's Certificate of Incorporation, as amended, provides that the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Delaware Law. The Registrant's By-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. The Registrant maintains insurance policies that insure its officers and directors against certain liabilities. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Certificate of Incorporation, as amended, and By-laws.

Item 7. Exemption From Registration Claimed

     Inapplicable.

Item 8. Exhibits

    Exhibit
     Number    Name
     ------    ----

      5.1      Opinion of Orrick, Herrington & Sutcliffe LLP.


      23.1     Consent of Deloitte and Touche LLP.


      23.2     Consent of Orrick,  Herrington  &  Sutcliffe  LLP is  included in
               Exhibit 5.1 to this Registration Statement.


      99.1     Circle International Group, Inc. Employee Stock Purchase Plan.

Item 9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 12 of May, 1999.


                                        CIRCLE INTERNATIONAL GROUP, INC.
                                        (Registrant)


                                        By:/S/ David I. Beatson
                                           --------------------------------
                                           David I. Beatson
                                           President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                         Title                  Date
          ---------                         -----                  ----

                                   Chairman of the Board of
/S/ David I. Beatson               Directors, President and     May 12, 1999
--------------------------------
David I. Beatson                   Chief Executive Officer
                                (Principal Executive Officer)

                                    Chief Financial Officer
/S/ Janice Kerti                     Senior Vice President      May 12, 1999
--------------------------------
Janice Kerti                     (Principal Financial Officer
                               and Principal Accounting Officer)

          Signature                         Title                  Date
          ---------                         -----                  ----


/S/ David I. Beatson                    Director                May 12, 1999
--------------------------------
David I. Beatson


/S/ Wesley J. Fastiff                   Director                May 12, 1999
--------------------------------
Wesley J. Fastiff


/S/ Peter Gibert                        Director                May 12, 1999
--------------------------------
Peter Gibert


Edwin J. Holman                         Director
--------------------------------
Edwin J. Holman


/S/ John M. Kaiser                      Director                May 12, 1999
------------------------------
John M. Kaiser


/S/ John M. Lillie                      Director                May 12, 1999
--------------------------------
John M. Lillie


/S/ Ray C. Robinson, Jr.                Director                May 12, 1999
--------------------------------
Ray C. Robinson, Jr.

A majority of the members of the Board of Directors.

                                EXHIBIT INDEX

    Exhibit
     Number    Name
     ------    ----

      5.1      Opinion of Orrick, Herrington & Sutcliffe LLP.


      23.1     Consent of Deloitte and Touche LLP.


      23.2     Consent of Orrick,  Herrington  &  Sutcliffe  LLP is  included in
               Exhibit 5.1 to this Registration Statement.


      99.1     Circle International Group, Inc. Employee Stock Purchase Plan.

                                                                     EXHIBIT 5.1





                                 May 17, 1999




Circle International Group, Inc.
260 Townsend Street
San Francisco, California 94107-0933

            Re: Registration Statement on Form S-8 - Circle International Group, Inc. Employee Stock Purchase Plan
                  --------------------------------------------------------------
Ladies and Gentlemen:

      At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Circle International Group, Inc. Employee Stock Purchase Plan (the "Plan"), of up to 250,000 shares of common stock, $1.00 par value ("Common Stock"), of Circle International Group, Inc., a Delaware corporation (the "Company").

      We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

      Based on such examination, we are of the opinion that the shares to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                       Very truly yours,



                                       /S/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Circle International Group, Inc. on Form S-8 of our report dated March 5, 1999, appearing in the Annual Report on Form 10-K of Circle International Group, Inc. for the year ended December 31, 1998.



/S/ Deloitte and Touche LLP

San Francisco, California
May 14, 1999

                                                                    EXHIBIT 99.1



















                        CIRCLE INTERNATIONAL GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS
                                                                           Page


Section 1      PURPOSE.......................................................1

Section 2      DEFINITIONS...................................................1

      2.1   "1934 Act".......................................................1

      2.2   "Board"..........................................................1

      2.3   "Code"...........................................................1

      2.4   "Committee"......................................................1

      2.5   "Common Stock"...................................................1

      2.6   "Company"........................................................1

      2.7   "Compensation"...................................................1

      2.8   "Eligible Employee"..............................................1

      2.9   "Employee".......................................................2

      2.10  "Employer" or "Employers"........................................2

      2.11  "Enrollment Date"................................................2

      2.12  "Grant Date".....................................................2

      2.13  "Participant"....................................................2

      2.14  "Plan"...........................................................2

      2.15  "Purchase Date"..................................................2

      2.16  "Subsidiary".....................................................2

Section 3      SHARES SUBJECT TO THE PLAN....................................2

      3.1   Number Available.................................................2

      3.2   Adjustments......................................................2

Section 4      ENROLLMENT....................................................3

      4.1   Participation....................................................3

      4.2   Payroll Withholding..............................................3

Section 5      OPTIONS TO PURCHASE COMMON STOCK..............................3

      5.1   Grant of Option..................................................3

      5.2   Duration of Option...............................................3

      5.3   Number of Shares Subject to Option...............................3

      5.4   Other Terms and Conditions.......................................3

                                      -I-

                                TABLE OF CONTENTS
                                   (continued)
                                                                           Page

Section 6      PURCHASE OF SHARES............................................4

      6.1   Exercise of Option...............................................4

      6.2   Delivery of Shares...............................................4

      6.3   Exhaustion of Shares.............................................4

Section 7      WITHDRAWAL....................................................4

      7.1   Withdrawal.......................................................4

Section 8      CESSATION OF PARTICIPATION....................................5

      8.1   Termination of Status as Eligible Employee.......................5

Section 9      DESIGNATION OF BENEFICIARY....................................5

      9.1   Designation......................................................5

      9.2   Changes..........................................................5

      9.3   Failed Designations..............................................5

Section 10     ADMINISTRATION................................................5

      10.1  Plan Administrator...............................................5

      10.2  Actions by Committee.............................................5

      10.3  Powers of Committee..............................................5

      10.4  Decisions of Committee...........................................6

      10.5  Administrative Expenses..........................................6

      10.6  Eligibility to Participate.......................................7

      10.7  Indemnification..................................................7

Section 11     AMENDMENT, TERMINATION, AND DURATION..........................7

      11.1  Amendment, Suspension, or Termination............................7

      11.2  Duration of the Plan.............................................7

Section 12     GENERAL PROVISIONS............................................7

      12.1  Participation by Subsidiaries....................................7

      12.2  Inalienability...................................................7

      12.3  Severability.....................................................7

      12.4  Requirements of Law..............................................8

      12.5  Compliance with Rule 16b-3.......................................8

      12.6  No Enlargement of Employment Rights..............................8

      12.7  Apportionment of Costs and Duties................................8

                                      -II-

                                TABLE OF CONTENTS
                                   (continued)
                                                                           Page
      12.8  Construction and Applicable Law..................................8

      12.9  Captions.........................................................8

EXECUTION      ..............................................................8






                                      -III-

                        CIRCLE INTERNATIONAL GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                    section 1
                                     PURPOSE

            Circle International Group, Inc. hereby establishes the Circle International Group, Inc. Employee Stock Purchase Plan, effective as of May 11, 1999, in order to provide eligible employees of the Company and its participating Subsidiaries (including Subsidiaries based outside the United States) with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

                                    section 2
                                   DEFINITIONS

            2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

            2.2 "Board" means the Board of Directors of the Company.

            2.3 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

            2.4 "Committee" shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Human Resources, Compensation and Nominating Committee of the Board.

            2.5 "Common Stock" means the common stock of the Company.

            2.6 "Company" means Circle International Group, Inc., a Delaware corporation.

            2.7 "Compensation" means a Participant's base salary or regular wages (including sick pay and vacation pay). The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

            2.8 "Eligible Employee" means every Employee of an Employer,  except
(a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or
(b) as provided in the following sentence. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion),
(2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), or (4) is an officer or other manager.

            2.9 "Employee" means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

            2.10 "Employer" or "Employers" means any one or all of the Company, Circle International, Inc. and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

            2.11 "Enrollment Date" means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

            2.12 "Grant Date" means any date on which a Participant is granted an option under the Plan.

            2.13 "Participant" means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

            2.14 "Plan" means Circle International Group, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

            2.15 "Purchase Date" means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

            2.16 "Subsidiary" means any domestic or foreign corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                    section 3
                           SHARES SUBJECT TO THE PLAN

            3.1 Number Available. A maximum of 250,000 shares of Common Stock shall be available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares.

            3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

                                    section 4
                                   ENROLLMENT

            4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

            4.2 Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a whole percentage from 1% to 15% (or such lesser percentage that the Committee may establish from time to time for all options to be granted on any Enrollment
Date). A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A
Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

                                    section 5
                        OPTIONS TO PURCHASE COMMON STOCK

            5.1  Grant  of  Option.   On  each  Enrollment  Date  on  which  the
Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

            5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

            5.3 Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

            5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

            (a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

            (b) purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

            (c) the price per share under the option will be determined as provided in Section 6.1; and

            (d) the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

                                    section 6
                               PURCHASE OF SHARES

            6.1 Exercise of Option. Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant's account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall be carried forward in the Participant's account for the purchase of shares on the next Purchase Date. The price per Share of the Shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:

            (a) the average of the closing prices per Share on the three trading days ending with the Grant Date for such option on the NASDAQ National Market System; or

            (b) the average of the closing prices per Share on the three trading days ending with the Purchase Date on the NASDAQ National Market System;

provided, however, that if the average calculated under (a) or (b) is lower than the closing price per Share on the Grant Date or the Purchase Date, as applicable, the closing price per Share on the applicable date, rather than such average, shall govern.

            6.2 Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.
            6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be "bottom up", with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon).

                                    section 7
                                   WITHDRAWAL

            7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest thereon).

                                    section 8
                           CESSATION OF PARTICIPATION

            8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest thereon). If a Participant is on a Company-approved leave of absence, his or her participation in the Plan shall continue for so long as he or she remains an Eligible Employee and has not withdrawn from the Plan pursuant to Section 7.1.

                                    section 9
                           DESIGNATION OF BENEFICIARY

            9.1 Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant's account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

            9.2 Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

            9.3 Failed Designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant's Account shall be payable to his or her estate.

                                   section 10
                                 ADMINISTRATION

            10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

            10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

            10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

            (a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

            (b)  To  determine   any  and  all   considerations   affecting  the
      eligibility of any employee to become a Participant or to remain a Participant in the Plan;

            (c) To cause an account or accounts to be maintained for each Participant;

            (d) To determine the time or times when, and the number of shares for which, options shall be granted;

            (e) To establish and revise an accounting method or formula for the Plan;

            (f) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

            (g) To determine the status and rights of Participants and their Beneficiaries or estates;

            (h) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

            (i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

            (j) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

            (k) To set requirements regarding the holding of shares purchased under the Plan; and

            (l) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.


            10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law. Any remaining disputes concerning the Plan shall be settled by final and binding arbitration in San Francisco, California, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect.

            10.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

            10.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

            10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

                                   section 11
                      AMENDMENT, TERMINATION, AND DURATION

            11.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants' accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.

            11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

                                   section 12
                               GENERAL PROVISIONS

            12.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and
(b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

            12.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order.

            12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

            12.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

            12.5 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934
Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

            12.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

            12.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

            12.8 Construction and Applicable Law. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California's conflict of laws provisions).

            12.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

                                    EXECUTION

            IN WITNESS WHEREOF, Circle International Group, Inc., by its duly authorized officer, has executed this Plan on the date indicated below.


                                   CIRCLE INTERNATIONAL GROUP, INC.



Dated: May 17, 1999                By: /S/ David I. Beatson
                                       ---------------------------
                                       David I. Beatson
                                       President and Chief Executive Officer